SUB-ITEM 77Q1(a)(ii)

                        INVESCO MONEY MARKET FUNDS, INC.

                            CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT:

            INVESCO Money Market Funds, Inc., a Maryland corporation registered as an open-end company under the Investment Company Act of 1940, hereby certifies to the State Department of Assessments and Taxation of Maryland ("SDAT") that:

            FIRST: The title of the document being corrected is Articles of Amendment (the "Articles").

            SECOND:  The Articles were filed with SDAT on May 17, 2000.

            THIRD: The provisions of the Articles which are to be corrected are as set forth on Exhibit A attached hereto.

            FOURTH: The corrected provisions of the Articles are as set forth on Exhibit B attached hereto.

            The undersigned President acknowledges this Certificate of Correction to be the corporate act of the Corporation and states, as to all matters and facts required to be verified under oath, that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

            IN WITNESS WHEREOF, I have signed this Certificate of Correction, and I acknowledge the same to be my act on this 1st day of November, 2000.

ATTEST:                                   INVESCO MONEY MARKET FUNDS, INC.



/s/ William J. Galvin, Jr.                By:/s/ Mark H. Williamson (SEAL)
--------------------------                   -----------------------------
William J. Galvin, Jr.                       Mark H. Williamson
Assistant Secretary                          President



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                                    EXHIBIT A

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                        INVESCO MONEY MARKET FUNDS, INC.

      INVESCO Money Market Funds, Inc., a corporation organized and existing under the General Corporation Law of the State of Maryland (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: Prior to this amendment, the aggregate number of shares which the Company had the authority to issue was fifteen billion (15,000,000,000) shares, with a par value of one cent ($0.01) per share of all authorized shares, having an aggregate par value of one hundred fifty million dollars ($150,000,000). Pursuant to the power granted to the board of directors, Article III, Section 1 of the Articles of Incorporation of the Company is hereby amended as follows:

                                   ARTICLE III

                                 CAPITALIZATION

      Section 1. The aggregate number of shares of stock of all series that the Company shall have the authority to issue is twenty billion (20,000,000,000) shares of Common Stock, having a par value of one cent ($0.01) per share of all authorized shares, having an aggregate par value of two hundred million dollars ($200,000,000). Such stock may be issued as full shares or as fractional shares.

      In the exercise of the powers granted to the board of directors pursuant to Section 3 of this Article III, the board of directors designates three series of shares of common stock of the Company, with two or more classes of shares of common stock for each series, designated as follows:


Fund Name & Class                                               Allocated Shares
INVESCO Cash Reserves Fund-Investor Class             Five billion shares (5,000,000,000)
INVESCO Cash Reserves Fund-Class A                    Five billion shares (5,000,000,000)
INVESCO Cash Reserves Fund-Class B                    Five billion shares (5,000,000,000)
INVESCO Cash Reserves Fund-Class C                    Five billion shares (5,000,000,000)
INVESCO Tax-Free Money Fund-Investor Class            One billion shares  (1,000,000,000)
INVESCO U.S. Government Money Fund-Investor Class     One billion shares  (1,000,000,000)

      Unless otherwise prohibited by law, so long as the Company is registered as an open-end investment company under the Investment Company Act of 1940, as amended, the total number of shares that the Company is authorized to issue may be increased or decreased by the board of directors in accordance with the applicable provisions of the Maryland General Corporation Law.

      SECOND: Shares of each class have been duly authorized and classified by the board of directors pursuant to authority and power contained in the Articles of Incorporation of the Company. The information required by Section 2-607, subsection (b) of the General Corporation Law of Maryland was not changed by these Articles of Amendment.



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      THIRD:  The  provisions  set forth in these  Articles  of  Amendment  were approved by a majority of the entire board of directors of the Company, in accordance with the requirements of Section 2-607 of the General Corporation Law of Maryland.

      The undersigned President of the Company, who is executing on behalf of the Company these Articles of Amendment, of which this paragraph is a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles of Amendment to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.




















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                                    EXHIBIT B

                        INVESCO MONEY MARKET FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

            INVESCO Money Market Funds, Inc., a Maryland corporation registered as an open-end company under the Investment Company Act of 1940 (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST: The total number of shares of stock that the Corporation has the authority to issue is increased by 5,000,000,000 shares to 20,000,000,000 shares of Common Stock, $.01 par value per share ("Common Stock") and 4,700,000,000 shares of Common Stock are classified and designated as INVESCO Cash Reserves Fund-Class A shares and 4,700,000,000 shares of Common Stock are classified and designated as INVESCO Cash Reserves Fund-Class B shares, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption as set forth in the provisions of the charter of the Corporation relating to the shares of stock of the Corporation generally. The shares of stock of the Corporation consist of the following classes and series:

INVESCO Cash Reserves Fund-Investor Class             - 4,700,000,000
INVESCO Cash Reserves Fund-Class A                    - 4,700,000,000
INVESCO Cash Reserves Fund-Class B                    - 4,700,000,000
INVESCO Cash Reserves Fund-Class C                    - 4,700,000,000
INVESCO Tax-Free Money Fund-Investor Class            -   500,000,000
INVESCO U.S. Government Money Fund-
  Investor Class                                      -   500,000,000

            Except as set forth below, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of the INVESCO Cash Reserves Fund - Class B shares ("Class B Shares") of stock of the Corporation shall be as set forth in the provisions of the charter of the Corporation relating to the shares of stock of the Corporation generally. In addition, all Class B Shares shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption:

            (1) Subject to the provisions of paragraph (3) below, all Class B Shares other than those purchased through the reinvestment of dividends and distributions shall automatically convert to Class A Shares of the same series ("Class A Shares") eight (8) years after the end of the calendar month in which a stockholder's order to purchase such shares was accepted.











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            (2) Subject to the provisions of paragraph (3) below, Class B Shares purchased through the reinvestment of dividends and distributions paid in respect of Class B Shares will be considered held in a separate sub-account, and will automatically convert to Class A Shares in the same proportion and on the same date as any Class B Shares (other than those in the sub-account) convert to Class A
            Shares. Other than this conversion feature, the Class B Shares purchased through the reinvestment of dividends and distributions paid in respect of Class B Shares shall have all the preferences,
            conversion   and  other   rights,   voting   powers,   restrictions,
            limitations as to dividends, qualifications and terms and conditions of redemption of Class B Shares generally.

            (3) If (1) the Class A shareholders of a series of the Corporation approve any increase in expenses allocated to the Class A Shares of that series in connection with (A) a plan of distribution adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, (B) a non-Rule 12b-1 stockholder services plan, or (C) any other plan or arrangement whereby classes of that series pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Company's assets, then (2) the Class B Shares of that series will stop converting to the Class A Shares unless the Class B shareholders of that series, voting separately, approve the increase in expenses. The Board of Directors shall have sole discretion in determining whether such increase in expenses is submitted to a vote of the holders of Class B Shares. Should such increase in expenses not be submitted to a vote of the holders of Class B shares or, if submitted, should the holders of Class B Shares fail to approve such increase in expenses, the Board of Directors shall take such action as is necessary to: (A) create a new class (the "New Class A Shares") which shall be identical in all material respects to the Class A Shares of that series as they existed prior to the implementation of the increase in expenses; and (B) ensure that the existing Class B Shares of that series will be exchanged or converted into New Class A Shares no later than the date such Class B Shares were scheduled to convert to Class A Shares. If deemed advisable by the Board of Directors to implement the foregoing, and at the sole discretion of the Board of Directors, such action may include the exchange of all Class B Shares of that series for a new class of that series (the "New Class B Shares"), identical in all


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            material  respects to the Class B Shares of that series  except that the New Class B Shares will automatically convert into the New Class A Shares. Such exchanges or conversions shall be effected in a manner that the Board of Directors reasonably believes will not be subject to federal taxation.

            SECOND: Immediately prior to the increase of shares as set forth above, the total number of shares of stock of each of the classes and series that the Corporation had authority to issue was as follows:

INVESCO Cash Reserves Fund-Investor Class       - 5,000,000,000
INVESCO Cash Reserves Fund-Class C              - 5,000,000,000
INVESCO Tax-Free Money Fund-Investor Class - 1,000,000,000 INVESCO U.S. Government Money Fund-
  Investor Class                                - 1,000,000,000

            The  total  number  of  shares  of stock  that the  Corporation  had authority to issue immediately prior to this increase in stock was 15,000,000,000 shares of Common Stock, $.01 par value per share. The aggregate par value of all shares of all classes and series of stock which the Corporation had authority to issue was $150,000,000.

            The total number of shares of stock that the Corporation has authority to issue pursuant to this increase in stock is 20,000,000,000 shares of Common Stock, $.01 par value per share. The aggregate par value of all shares of all classes and series of stock which the Corporation has authority to issue is $200,000,000.

            THIRD: The increase and reclassification of shares, as set forth in these Articles Supplementary, have been approved by the Board of Directors of the Corporation under the authority contained in the charter of the Corporation in accordance with Sections 2-105(c) and 2-208 of the Maryland General Corporation Law.

            The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.











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